                                                                   EXHIBIT 10.44



                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT made as of the 10th day of March, 1998 between and among HALSEY DRUG CO., INC., a New York corporation (the "Corporation"), with principal executive offices at 1827 Pacific Street, Brooklyn, New York 11233 and PETER CLEMENS residing at 20860 Valley Road, Kideer, Illinois 60047 (the "Employee").

                               W I T N E S S E T H

                  WHEREAS, the Corporation desires to employ the Employee to engage in such activities and to render such services as are required under the terms and conditions hereof and the Board of Directors has authorized and approved the execution of this Agreement; and

                  WHEREAS, the Employee desires to be employed by the Corporation under the terms and conditions hereinafter provided,

                  WHEREAS, the Corporation is engaged in the generic drug business as a manufacturer, packager, distributor, and wholesaler thereof and in the development of new generic drugs.

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows:

         1.       Employment, Duties and Acceptance.

                  1.1 Services. The Corporation hereby employs Employee, for the Term (as hereinafter defined in Section 2 hereof), to render exclusive and full-time services to the business and affairs of the Corporation as the Chief Financial Officer of the Corporation, subject to the direction and control of the President and the Board of Directors of the Corporation, and, in connection therewith, the Employee shall be responsible for the duties normally attendant with the position of Chief Financial Officer, and such other duties consistent with the office of Chief Financial Officer as he shall reasonably be directed or requested to perform by the President or the Board of Directors, to whom he shall report, and to use his best efforts, skill and abilities to promote the interests of the Corporation and its subsidiaries. Employee shall not be required to relocate his residence to the New York/New Jersey metropolitan area as a condition of his employment. Employee shall, however, spend as much time in the NY/NJ area as may be required in the exercise of his best judgment for the successful operation of the Corporation.

                  1.2 Acceptance. Employee hereby accepts such employment and agrees to render the services described in Section 1.1 hereof.

         2.       Term of Employment.

                  The term of Employee's employment under this Agreement shall commence on the date of this Agreement and shall terminate on February 28, 2001 302846-1(the "Initial Term"), unless sooner terminated pursuant to Section 8 of this Agreement; provided, however, that if the Corporation shall fail to give Employee written notice of non-renewal of Employee's employment with the Corporation not less than 180 days prior to the Initial Term or any Renewal Period (as defined), Employee's term hereunder shall automatically be extended for successive one (1) year periods (each a "Renewal Period" and together with the Initial Term, the "Term").

         3. Compensation. In consideration of the services to be rendered by the Employee pursuant to this Agreement, the Employee shall receive from the Corporation the following compensation:

                  (a) Base Salary. The Corporation shall pay the Employee an aggregate base salary at the annual rate of $140,000, payable in equal bi-weekly installments, less such deductions or amounts to be withheld as shall be required by applicable laws and regulations.

         The Employee's Base Salary shall be subject to increase at the discretion of the Board of Directors of the Corporation, in its sole discretion.

                  (b) Annual Bonus. During the Term, Employee shall be entitled to receive from the Corporation an annual bonus in respect of each fiscal year, or portion thereof, of the Corporation as follows:

                           (1) commencing with the Corporation's 1998 fiscal
year (ending December 31, 1998), in an amount of $82,500, provided that net sales of the Corporation for the year ending December 31, 1998 are not less than $28,000,000; and

                           (2) thereafter in accordance with such targets,
conditions or parameters as may be determined from time to time hereafter by the Compensation Committee of the Board of Directors of the Corporation in its sole and absolute discretion.

         4.       Expenses.

                  The Corporation shall pay or reimburse Employee for all reasonable expenses which are in accordance with the Corporation's expense policy in force from time to time and which are actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Corporation may require.

         5.       Additional Benefits.

                  (a) In General. In addition to the compensation and expenses to be paid under Sections 3 and 4 hereof, Employee will be entitled to all rights and benefits for which he shall be eligible under any insurance, profit-making, incentive, bonus, stock option, pension or other extra compensation or "fringe" benefit plan of the Corporation or any of its subsidiaries now existing or hereafter adopted for the benefit of the executives or employees generally of the Corporation.

                  (b) Stock Options. Employee is hereby granted stock options to purchase 300,000 shares of the Corporation's common stock, $.01 par value per share (the "Option") at an exercise price of $2.375 per share (representing the closing price for the Company's common stock as reported by the American Stock Exchange on Wednesday, February 18, 1998) (the "Option Shares"). The Option shall vest and be exercisable in an amount equal to 25,000 Option Shares at the end of each quarterly period during the Term (the first quarterly vesting period to be satisfied on May 1, 1998 and on each August 1, November 1, and February 1, thereafter until fully vested). The Option shall have a ten year term, subject to earlier termination as set forth in paragraph 5(c) upon the termination of Employee's employment with the Corporation and shall be evidenced by the Corporation's standard form stock option agreement. The Employee and the Corporation agree that the Option shall be deemed to have been issued pursuant to one or more plans for the grant of incentive stock options, to the maximum extent permitted by law, and non-qualified stock options. The exercise price and terms of any non-qualified options shall be subject to such revisions as the Employee and the Corporation may agree.

                  (c) Purchase of Options. In the event that Employee is terminated for cause (as defined in paragraph 8.3) or resigns, the Corporation shall have the right, but not the obligation, to purchase Employee's vested Option at the Fair Market Value thereof. In the event that the Corporation does not elect to purchase Employee's vested Option within seven days of the date of Employee's termination for cause or resignation, Employee shall be obligated to exercise his Options in writing within 37 days of such termination or resignation, failing which he shall be deemed to have forfeited his Option to the Corporation. For purposes of this paragraph 5(c), "Fair Market Value" shall mean the product of (i) the positive difference, if any, between the average of the closing price of the Company's Common Stock as reported by the American Stock Exchange, or such other exchange or over-the-counter market on which the Company's Common Stock may then be listed or admitted for trading, for the five (5) trading days prior to the date of termination, multiplied by (ii) the number of Option Shares which are then vested under the Option.

                  (d) Automobile. The Corporation shall provide the Employee with a company car and shall reimburse the Employee for all gasoline, insurance and maintenance expense associated with the Employee's automobile, to the extent deductible by the Corporation under applicable federal laws and regulations.

         6.       Vacation.

                  Employee shall be entitled to a vacation period of not less than four weeks during each year of the Term, to be taken at a time or times acceptable to the Corporation.

         7. Insurability; Right to Insure. Employee represents and warrants to the Corporation that, to the best of his knowledge, on the date hereof he is, and upon the commencement of the Term he will be, insurable at standard premium rates. Employee agrees that the Corporation shall have the right during the Term to insure the life of Employee by a policy or policies of insurance in such amount or amounts as it may deem necessary or desirable, and the Corporation shall be the beneficiary of any such policy or policies and shall pay the premiums or other costs thereof. The Corporation shall have the right, from time to time, to modify any such policy or policies of insurance or to take out new insurance on the life of Employee. Employee agrees, upon request, at any time or times prior to the commencement of or during the Term to sign and deliver any and all documents and to submit to any physical or other reasonable examinations which may be required in connection with any such policy or policies of insurance or modifications thereof.

         8.       Termination.

                  8.1 Death. If during the Term Employee shall die, Employee's employment under this Agreement shall terminate as of the date of Employee's death. The base salary payable hereunder to or for the benefit of Employee through the date of death shall be paid to such person or persons ("Employee's Designees") as Employee may designate by notice to the Corporation from time to time or, in the absence of such designation, to his spouse. In addition, the Corporation shall pay the Employee's Designees an amount equal to six months' base salary plus 1/12th of the bonus the Employee would have received had he been alive at the end of the year in which he died, for each complete calendar month from January 1 of the year in which the Employee died, to his date of death.

                  8.2 Disability. In the event of the Employee's "mental or physical disability" (as defined herein) which continues for (i) a period of longer than 90 consecutive days, or (ii) such periods aggregating 120 days during any 365 consecutive days, such that the Employee is, despite reasonable accommodation, unable to substantively perform the essential functions of his position for said period, the determination of which shall be confirmed by the Board of Directors in the manner hereinafter provided, this Agreement shall terminate upon thirty (30) days' prior written notice to the Employee from the Corporation (the "Disability Termination Date"). The Corporation shall continue to pay to the Employee during the period of his mental or physical disability the base salary and annual bonus provided in Section 3 of this Agreement as well as provide the benefits described herein; provided, however, that the base salary shall be reduced by any disability insurance payments paid to the Employee. On the Disability Termination Date, Employee's base salary shall cease but the Employee shall be entitled to the annual bonus computed in accordance with Section 3(b) hereof for the period ending on the Disability Termination Date. Except for the bonus payment required in the preceding sentence, no annual bonus will accrue or be payable by the Corporation following the Disability Termination Date.

                  As used herein, the term "mentally or physically disabled" shall have the meaning ascribed thereto in the disability insurance policy then in force and effect with respect to the Employee or, if no such disability policy then exists, it shall mean the inability of the Employee, by reason of injury, illness or other similar cause to perform a material part of his duties and responsibilities in connection with the conduct of the business and affairs of the Corporation as determined by a reputable physician of the Corporation's selection, who has examined the Employee with his consent.

                  8.3 Termination For Cause. The Corporation may at any time during the Term, by written notice, and after affording the Employee the opportunity to be heard in person by the Board of Directors, terminate this Agreement and discharge Employee for "cause", whereupon the Corporation's obligation to pay compensation or any other amounts payable hereunder to or for the benefit of Employee shall terminate on the date of such discharge except for accrued and unpaid salary and expenses to the date of discharge. For purposes of this Agreement, the term "cause" shall mean (i) excessive absenteeism, alcoholism or drug abuse, (ii) fraud, misappropriation or intentional material damage to the property or business of the Corporation; (iii) conviction of a felony; (iv) failure of the Employee to perform his duties in accordance with this Agreement after written notice to the Employee by the Board of Directors specifying such failure and giving the Employee eight (8) days to correct the defects in performance; or (v) breach by the Employee of any material provision hereof which, if capable of remedy, remains unremedied for more than 10 days after written notice.

                  8.4 Termination without Cause. The Corporation shall have the option to terminate this Agreement without cause upon thirty (30) days' written notice to the Employee. In the event the Corporation terminates this Agreement pursuant to this Section 8.4, the Corporation shall pay the Employee an amount equal to (a) his then accrued and unpaid base salary and bonuses through and including the date of termination, and (b) $280,000 or twice his then Base Salary, whichever is greater payable in 24 equal monthly installments. Upon termination of Employee's employment with the Corporation pursuant to this
Section 8.4, (i) Employee's outstanding Options shall vest in full, notwithstanding any contrary vesting schedule contained herein or in any option agreement between the Corporation and the Employee and shall be exercised within 90 days of the date of vesting, and (ii) the provisions of paragraph 9.3 shall be deemed of no force or effect.

                  Subject to paragraph 8.4(ii), the obligations of the Employee under Section 9 shall continue notwithstanding the termination of Employee's employment pursuant to this Section 8.4 provided the Corporation complies with its obligations specified in this paragraph.

                  8.5 Change of Control. Upon the sale or transfer of more than 50% of the outstanding shares of the Corporation (other than to Galen Associates or any of its affiliates) or upon the sale of the whole or a major part of the business of the Corporation, Employee shall be entitled to terminate this Agreement on the same terms and conditions as set forth in Section 8.4.

         9. Protection of Confidential Information. In view of the fact that Employee's work for the Corporation will bring him into close contact with all the confidential affairs thereof, and plans for future developments, Employee agrees to the following:

                  9.1 Secrecy. During the term of Employment and for two (2) years thereafter, to preserve the confidential nature of, and not disclose, reveal, or make accessible to anyone other than the Corporation's officers, directors, employees, consultants or agents, otherwise than within the scope of his employment duties and responsibilities hereunder, any and all documents, information, knowledge or data of or pertaining to the Corporation, its subsidiaries or affiliates or pertaining to any other individual, firm, corporation, partnership, joint venture, business, organization, entity or other person with which the Corporation or any of its subsidiaries or affiliates may do business during the Term of Employment (including licensees, licensors, manufacturers, suppliers and customers of the Corporation or any of its subsidiaries or affiliates) and which is not in the public domain, including trade secrets, "know how", names and lists of licensees, licensors, manufacturers, suppliers and customers, programs, statistics, manufacturing and production methods, processes, techniques, pricing, marketing methods and plans, specifications, advertising plans and campaigns or any other matters, and all other confidential information of the Corporation, its subsidiaries and affiliates acquired in connection with Employee's employment (hereinafter referred to as "Confidential Information"). The restrictions on the disclosure of Confidential Information imposed by this Subparagraph 9.1 shall not apply to any Confidential Information that was part of the public domain at the time of its receipt by the Employee or becomes part of the public domain in any manner and for any reason other than an act by the Employee, unless the Employee is legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose such Confidential Information, in which event Employee shall provide the Corporation with prompt notice of such requirement so that the Corporation may seek a protective order or other appropriate remedy, and if such protective order or other remedy is not obtained, Employee shall exercise reasonable efforts in good faith to obtain assurance that confidential treatment will be accorded such Confidential Information.

                  9.2 Return Memoranda, etc. To deliver promptly to the Corporation on termination of his employment, or at any other time the Corporation may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Corporation's business and all property associated therewith, which he may then possess or have under his control.

                  9.3 Non-competition. Provided that this Agreement has not been breached by the Corporation, the Employee agrees that he shall not at any time prior to two years after the earlier to occur of (i) the expiration of the Term hereunder and (ii) the termination of his employment with the Corporation, own, manage, operate, be a director or an employee of, or a consultant to any business or corporation which is conducting any business within the generic drug industry or which competes with or conducts the same business as or similar to that conducted by the Corporation in the United States. The Employee further agrees that, provided this Agreement has not been breached by the Corporation, he shall not, at any time prior to two years after the earlier to occur of (i) the expiration of the Term hereunder and (ii) the termination of his employment with the Corporation, assist or allow any such business or corporation to hire anyone who was employed by the Corporation at such time or at any time during the preceding twelve months. If any of the provisions of this section, or any part thereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or provisions, which shall be given full effect, without regard to the invalid portions. If any of the provisions of this section, or any part thereof, is held to be unenforceable because of the duration of such provision, the area covered thereby or the type of conduct restricted therein, the parties agree that the court making such determination shall have the power to modify the duration, geographic area and/or other terms of such provision and, as so modified, said provision shall then be enforceable. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Corporation's right to the relief provided for herein in the courts of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                  9.4 Injunctive Relief. The Employee acknowledges and agrees that, because of the unique and extraordinary nature of his services, any breach or threatened breach of the provisions of Sections 9.1, 9.2, or 9.3 hereof will cause irreparable injury and incalculable harm to the Corporation, and the Corporation shall, accordingly, be entitled to injunctive and other equitable relief for such breach or threatened breach and that resort by the Corporation to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any right or remedy which the Corporation may have with respect to such breach or threatened breach.

                  9.5 Expenses of Enforcement of Covenants. In the event that any action, suit or proceeding at law or in equity is brought to enforce the covenants contained in Section 9.1, 9.2, or 9.3 hereof or to obtain money damages for the breach thereof, the party prevailing in any such action, suit or other proceeding shall be entitled upon demand to reimbursement from the other party for all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection therewith.

                  9.6 Non-Solicitation. Employee covenants and agrees not to, directly or indirectly, during the Term of Employment and for a period of two
(2) years from and after the effective date of the termination of his employment with the Corporation (for any reason whatsoever), (i) induce or attempt to influence any employee of the Corporation or any of its subsidiaries or affiliates to leave its employ, or (ii) aid any person, business, or firm, including a supplier, a competitor, licensor or customer of or a manufacturer for the Corporation, in any attempt to hire any person who shall have been employed by the Corporation or any of its subsidiaries or affiliates within the period of one (1) year of the date of any such requested aid.

         10.      Indemnification.

                  The Corporation will defend and indemnify Employee, to the maximum extent permitted by applicable law and the by-laws of the Corporation, against all claims, costs, charges and expenses incurred or sustained by him in connection with any action, suit or other proceeding to which he may be made a party by reason of his being an officer, director or employee of the Corporation or of any subsidiary or affiliate thereof.

         11.      Employee Warranties.

                  Employee hereby warrants that as of the date hereof Employee is not employed (other than by the Corporation) and is not a party to any other employment contract, express or implied. Employee warrants that he has no other obligation, contractual or otherwise, which would prevent him from accepting the Corporation's offer of employment under the terms of this Agreement and from complying with its provisions. Employee warrants that he will not utilize during his employment hereunder any confidential information obtained through or in connection with his prior employment. Employee warrants that he knows of no reason why he would not be able to perform his obligations under this Agreement.

         12.      Notices.

                  All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile, with confirmation of receipt, or mailed first-class, postage prepaid, by registered or certified mail (notices sent by mail shall be deemed to have been given on the date sent), to the parties at their respective addresses hereinabove set forth or to such other address as either party shall designate by notice in writing to the other in accordance herewith.

         13.      General.

                  13.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                  13.2 Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  13.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                  13.4 Assignability. This Agreement, and Employee's rights and obligations hereunder, may not be assigned by Employee. The Corporation may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the rights and obligations of the Corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

                  13.5 Amendment. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no matter affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  13.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument.

                  13.7 Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in New York, New York, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The expense of such arbitration shall be borne as directed by the arbitrator.

     13.8 Severability. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

     13.9 Fees and Costs. The Corporation will contribute not more than $10,000 towards the fees and costs of Employee's counsel in connection with the review of this Agreement and Michael K. Reicher's Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ATTEST:                                       HALSEY DRUG CO., INC.


                                              By: /s/ William Skelly
-------------------------------                   -----------------------------
                                                  William Skelly, Chairman


WITNESS:                                      EMPLOYEE


                                              By: /s/ Peter Clemens
-------------------------------                   -----------------------------
                                                  Peter Clemens